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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-8598 of El Paso Energy Partners, L.P., formerly Leviathan Gas Pipeline Partners, L.P. (the "Partnership"), on Form S-3 of our report dated March 24, 2000, relating to Western Gulf Holdings, L.L.C., appearing in the Annual Report on Form 10-K of the Partnership for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
June 16, 2000